Exhibit 23.1
General Motors Acceptance Corporation
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report relating to the consolidated financial statements of General Motors Acceptance Corporation dated March 28, 2006 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 1 and relating to the consolidation of certain variable interest entities), and our report on the effectiveness of internal control over financial reporting dated March 28, 2006 (which report expresses an adverse opinion on the effectiveness of General Motors Acceptance Corporation’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 2005, in the following registration statements:

Registration
Form	Statement No	Description

S-3	333-131150	$12,500,000,000 General Motors Acceptance Corporation Demand Notes
S-3	333-109323	$20,000,000,000 General Motors Acceptance Corporation Medium-Term Notes
S-3	333-128356	$15,000,000,000 General Motors Acceptance Corporation SmartNotes
S-3	333-108533	$20,000,000,000 General Motors Acceptance Corporation Debt Securities or Warrants to Purchase Debt Securities

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Detroit, Michigan
March 28, 2006